As filed with the Securities and Exchange Commission on October 11, 2017
Registration No. 333-220624

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

APRICUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
 _______________

Nevada	87-0449967
(State of Incorporation)	(IRS Employer Identification No.)
11975 El Camino Real, Suite 300
San Diego, California 92130
(858) 222-8041
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 ______________

Richard W. Pascoe
Chief Executive Officer & Secretary
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
(858) 222-8041
(Name, address, including zip code, and telephone number, including, area code, of agent for service)
_______________

With copies to:

Cheston J. Larson, Esq.
Matthew T. Bush, Esq.
Anthony Gostanian, Esq.
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
(858) 523-5400
_______________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
 __________

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (5)
Common Stock, $0.001 par value per share	2,136,614	$1.675	$3,578,828.45	$414.79
Shares of Common Stock, par value $0.001 per share, issuable upon exercise of warrants (4)	1,175,138	$1.675	$1,968,356.15	$228.13

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also includes an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on September 21, 2017.

(3)
The proposed maximum aggregate offering price of the common stock issuable upon exercise of the warrants is based upon the warrants being exercised at a price per share equal to $1.67 or $2.159, as applicable.

(4)
Represents 1,068,307 shares issuable upon exercise of common stock warrants at a fixed exercise price of $1.67 per share, and 106,831 shares issuable upon exercise of common stock warrants, at a fixed exercise price of $2.159 per share.

(5)	Registrant previously paid the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 11, 2017
PROSPECTUS

3,311,752 Shares of Common Stock
APRICUS BIOSCIENCES, INC.
 _____________
This prospectus relates to the resale or other disposition by the selling stockholders identified in this prospectus of up to 3,311,752 shares of our common stock. Of these shares, 2,136,614 shares are outstanding shares of common stock held by certain of the selling stockholders and 1,175,138 shares are issuable upon the exercise of outstanding warrants to purchase our common stock held by the selling stockholders, issued in connection with a private placement we completed on September 13, 2017.

We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price of the warrants.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 7 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
Our common stock is listed on The NASDAQ Capital Market under the symbol “APRI.” On October 10, 2017, the last reported sale price for our common stock on The NASDAQ Capital Market was $1.86 per share.
_____________
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors you should consider before buying our securities.
_____________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
 _____________

The date of this prospectus is , 2017

_______________
ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

You should read this prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” or “Apricus” refer to Apricus Biosciences, Inc., a Nevada corporation, and its subsidiaries.

Vitaros™ is our trademark in the United States, which is pending registration and subject to our agreement with Warner Chilcott Company, Inc., now a subsidiary of Allergan plc, or Allergan. Vitaros® is a registered trademark of Ferring International Center S.A, or Ferring, in certain countries outside of the United States. In addition, we own trademarks for NexACT® and RayVa™. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus, beginning on page 3, before making an investment decision.
Our Company
Overview
We are a biopharmaceutical company focused on the development of innovative product candidates in the areas of urology and rheumatology. We have two product candidates currently in development. Vitaros is our product candidate in the United States under development for the treatment of erectile dysfunction, which we in-licensed from Warner Chilcott Company, Inc., now a subsidiary of Allergan. RayVa is our product candidate in Phase 2 development for the treatment of Raynaud’s Phenomenon, secondary to scleroderma, for which we own worldwide rights.
Corporate Information
Apricus is a Nevada corporation that was initially formed in 1987. Our principal executive offices are located at 11975 El Camino Real, Suite 300, San Diego, California 92130, and the telephone number at our principal executive office is (858) 222-8041. Our website address is http://www.apricusbio.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

Summary of Private Placement

On September 13, 2017, or the Closing, we closed a private placement, or the Private Placement, pursuant to a securities purchase agreement, dated as of September 10, 2017, or the Securities Purchase Agreement, between us and certain of the selling stockholders. At the Closing, we issued 2,136,614 shares of our common stock and warrants to purchase 1,068,307 shares of our common stock with an exercise price per share of $1.67, or the Purchase Warrants, with a term of two and a half years from the date of issuance. The aggregate gross proceeds from the Private Placement were approximately $3.7 million. We intend to use the net proceeds from the Private Placement for general corporate and working capital purposes. H.C. Wainwright & Co., LLC, or Wainwright, served as the sole placement agent for the Private Placement. We also issued certain designees of Wainwright warrants, or the Wainwright Warrants and, together with the Purchase Warrants, the Warrants, for the purchase of 106,831 shares of our common stock with an exercise price of $2.159 per share pursuant to the terms of our letter agreement with Wainwright. The Wainwright Warrants are also exercisable for a period of two and a half years from the date of issuance.

As part of the Private Placement, we entered into a registration rights agreement with certain of the selling stockholders, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement to register for resale the shares of common stock sold and issued in the Private Placement, including the shares of common stock issuable upon the exercise of the Warrants sold in the Private Placement, within 15 days following the Closing. We are required to use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended, or the Securities Act, as soon as practicable, but in no event later than 60 days after the Closing (or 90 days in the event of a full review of the registration statement by the SEC). We agreed to keep the registration statement effective until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without the need for current public information or other restriction. The issuance of the shares of common stock and the Warrants in connection with the Private Placement was exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Please see “Description of Common Stock and Warrants” for a description of the Warrants and Registration Rights Agreement.

The Offering

Selling stockholders	Accredited investors who purchased shares of our common stock and Warrants in a private placement in September 2017.

Common stock offered by the selling stockholders	Up to 3,311,752 shares, including 1,175,138 shares of our common stock issuable upon exercise of Warrants.

Use of proceeds
We will not receive any proceeds from the sale or other disposition of the shares of common stock offered hereby. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $2.0 million. We currently intend to use such proceeds, if any, for working capital and general corporate purposes.

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors that you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol	APRI

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward- looking statements speak only as of the date of this this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering by the selling stockholders. The selling stockholders will receive all of the proceeds from this offering.

A portion of the shares covered by this prospectus are issuable upon exercise of the Warrants. Pursuant to conditions set forth in the Warrants, the Warrants are exercisable under certain circumstances on a cashless basis, and should a selling stockholder elect to exercise on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the Warrant. The holders of the Warrants are not obligated to exercise their Warrants, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants or if they will do so for cash or on a cashless basis. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $2.0 million. We currently intend to use such proceeds, if any, for working capital and general corporate purposes.

We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders upon exercise of the Warrants. For additional information regarding the issuances of those securities, see “Prospectus Summary-Summary of Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the sale and issuance of the shares of common stock and the shares underlying the Warrants and except as otherwise disclosed in the footnotes below, the selling stockholders have not had any material relationship with us within the past three years. Other than Michael Vasinkevich, Wainwright, Noam Rubinstein, Peter Fry, Mark Viklund and Charles Worthman, to our knowledge, none of the selling stockholders are affiliates of broker-dealers. Each of Michael Vasinkevich, Wainwright, Noam Rubinstein, Peter Fry, Mark Viklund and Charles Worthman represented to us that they purchased or received the securities in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and Warrants, as of the Closing, assuming full exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The third column lists the number of shares of common stock being offered by this prospectus by the selling stockholders. The fourth and fifth columns list the number of shares of common stock and percentage of our outstanding common stock to be held by the selling stockholder assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to the securities and including any securities that grant the selling stockholder the right to acquire shares of common stock within sixty (60) days of September 25, 2017. However, under the terms of the Warrants, the selling stockholders may not exercise the Warrants to the extent such exercise would cause such selling stockholders, together with its affiliates, to beneficially own, after such exercise, more than 4.99% of the shares of our common stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99% and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered). The number of shares in the second and third columns below does not reflect the limitations set forth in this paragraph. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the Private Placement and (ii) the maximum number of shares of common stock issuable upon exercise of the related Warrants, subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants.

The information in the table is based on 12,783,761 shares outstanding as of September 25, 2017 and was prepared based on the selling stockholders’ public filings with the SEC, as applicable, and information provided by the selling stockholders.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering (2)	Percentage of Class Beneficially Owned Following the Offering (2)
Armistice Capital Master Fund, Ltd. (3)	2,977,160	2,170,767	806,393	5.63%
Iroquois Master Fund, Ltd. (4)	1,310,484	450,000	860,484	6.54%
Iroquois Capital Investment Group LLC (5)	500,230	150,000	350,230	2.71%
Noam Rubinstein (6)	404,853	234,170	170,683	1.31%
Michael Vasinkevich (7)	277,580	68,372	209,208	1.60%
Peter Fry (8)	52,932	17,093	35,839	*
Mark Viklund (9)	10,575	3,205	7,370	*
Charles Worthman (10)	4,125	1,068	3,057	*
H.C. Wainwright & Co., LLC (11)	217,077	217,077	—	*

*    Less than one percent of our outstanding shares of common stock.

(1)	Assumes the exercise for cash of all of the Warrants, irrespective of limitations on exercise.

(2)
Represents the number of shares of common stock that will be beneficially owned by the selling stockholder after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of common stock will be acquired or sold by the selling stockholder before completion of this offering. However, the selling stockholder may sell all, part or none of its shares of common stock offered pursuant to this prospectus and may sell all, part or none of its common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(3)
Includes (i) 803,571 shares of common stock issuable upon the exercise of warrants issued in connection with an underwritten public offering in April 2017 (the "April 2017 Offering") and (ii) 723,589 shares of common stock issuable upon the exercise of Warrants. Armistice Capital, LLC is an investment manager to Armistice Capital Master Fund, Ltd. and Steven J. Boyd, the chief investment officer of Armistice Capital, LLC, may be deemed to have voting and investment power with respect to the securities held by Armistice Capital Master Fund Ltd.

(4)
Includes (i) 214,287 shares of common stock issuable upon the exercise of warrants issued in the April 2017 Offering and (ii) 150,000 shares of common stock issuable upon the exercise of Warrants. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management L.L.C. has voting control and investment discretion over securities held by Iroquois Master Fund, Ltd. As President of Iroquois Capital Management L.L.C., Richard Abbe makes voting and investment decisions on behalf of Iroquois Capital Management L.L.C. in his capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Management L.L.C. and Iroquois Master Fund Ltd.

(5)
Includes (i) 107,142 shares of common stock issuable upon the exercise of warrants issued in the April 2017 Offering and (ii) 50,000 shares of common stock issuable upon the exercise of Warrants. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC.

(6)
Includes (i) 6,765 shares of common stock issuable upon the exercise of warrants issued in connection with a registered direct offering and concurrent private placement of warrants in September 2016 (the "September 2016 Offering"), (ii) 163,918 shares of common stock issuable upon the exercise of additional warrants issued in the April 2017 Offering and (iii) 89,452 shares of common stock issuable upon the exercise of Warrants. Mr. Rubinstein is affiliated with Wainwright, which served as the placement agent for the Private Placement.

(7)
Includes (i) 45,733 shares of common stock issuable upon the exercise of warrants issued in the September 2016 Offering, (ii) 163,475 shares of common stock issuable upon the exercise of additional warrants issuable in the April 2017 Offering and (iii) 68,372 shares of common stock issuable upon the exercise of Warrants. Mr. Vasinkevich is affiliated with Wainwright, which served as the placement agent for the Private Placement.

(8)
Includes (i) 35,839 shares of common stock issuable upon the exercise of warrants issued in the April 2017 Offering and (ii) 17,093 shares of common stock issuable upon the exercise of Warrants. Mr. Fry is affiliated with Wainwright, which served as the placement agent for the Private Placement.

(9)
Includes (i) 1,083 shares of common stock issuable upon the exercise of warrants issued in the September 2016 Offering, (ii) 6,287 shares of common stock issuable upon the exercise of additional warrants issued in the April 2017 Offering and (iii) 3,205 shares of common stock issuable upon the exercise of Warrants. Mr. Viklund is affiliated with Wainwright, which served as the placement agent for the Private Placement.

(10)
Includes (i) 542 shares of common stock issuable upon the exercise of warrants issued in the September 2016 Offering, (ii) 2,515 shares of common stock issuable upon the exercise of additional warrants issued in the April 2017 Offering and (iii) 1,068 shares of common stock issuable upon the exercise of Warrants. Mr. Worthman is affiliated with Wainwright, which served as the placement agent for the Private Placement.

(11)
Includes 72,359 shares of common stock issuable upon the exercise of Warrants. This stockholder has indicated that Michael Vasinkevich has voting and investment power over the shares held by Wainwright. As such, Mr. Vasinkevich may be deemed to have beneficial ownership over these shares. Wainwright served as the placement agent for the Private Placement.

DESCRIPTION OF COMMON STOCK AND WARRANTS

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	30,000,000 shares of common stock, $0.001 par value; and

•	10,000,000 shares of preferred stock, $0.001 par value.

In addition to the descriptions set forth below, please refer to our other publicly filed documents incorporated herein by reference, which describe our other outstanding securities.

Common Stock

As of June 30, 2017, there were 12,783,761 shares of our common stock outstanding. Subsequent to June 30, 2017, we issued an additional 2,245,291 shares of common stock, including the shares of common stock issued in the Private Placement. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Warrants

As part of the Private Placement, certain of the selling stockholders received the Purchase Warrants to purchase up to 1,068,307 shares of our common stock at an exercise price of $1.67 per share. Additionally, certain designees of Wainwright received the Wainwright Warrants to purchase up to 106,831 shares of our common stock at an exercise price of $2.159 per share. The Warrants are exercisable for cash or, solely, if the time of exercise there is not an effective registration statement or prospectus registering the issuance of shares of our common stock upon exercise of the Warrants, by cashless exercise. The exercise price of the Warrants is subject to adjustment in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders. The Warrants became exercisable immediately upon issuance and expire two and a half years after the date of such issuance.

Prior to the exercise, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including voting rights; however, the holders of the Warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the Warrants.

The Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our common stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered.

If we effect a fundamental transaction, then upon any subsequent exercise of any Warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the Warrants were exercisable immediately prior to such fundamental transaction. A fundamental transaction as described in the Warrants generally includes any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, reclassification of the Company’s common stock or the consummation of a transaction whereby another entity acquires more than 50% of the Company’s outstanding voting stock.

Registration Rights Agreement

In connection with the Private Placement, the Company agreed to enter into the Registration Rights Agreement with certain of the selling stockholders. Pursuant to the Registration Rights Agreement, we agreed to prepare and file this registration statement with the SEC within 15 days after the Closing for purposes of registering the resale of the shares of common stock sold and issued in the Private Placement, including the shares of common stock issuable upon the exercise of the Warrants sold in the Private Placement. We also agreed to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC within 60 days after the Closing (90 days in the event the registration statement is reviewed by the SEC). If we fail to meet the specified filing deadlines or keep this registration statement effective, subject to certain permitted exceptions, we will be required to pay liquidated damages to certain of the selling stockholders. We also agreed, among other things, to indemnify the selling stockholders under the registration statements from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement.

PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of common stock therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge common stock to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the common stock may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of common stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares being offered by this prospectus will be passed upon by Brownstein Hyatt Farber Schreck, Las Vegas, Nevada.

EXPERTS
The consolidated financial statements as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. This prospectus does not contain all of the information included in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 11975 El Camino Real, Suite 300, San Diego, California 92130 or telephoning us at (858) 222-8041.
We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.apricusbio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this document.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report contained in our proxy statement or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 13, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 11, 2017 and August 2, 2017, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 9, 2017, March 8, 2017, April 21, 2017, April 27, 2017, May 2, 2017, May 18, 2017, June 5, 2017, August 31, 2017 and September 11, 2017;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2017; and

•
The description of our common stock contained in our Registration Statement on Form 10-SB (File No. 0-22245), dated March 14, 1997, including any amendment or report filed for the purpose of updating such information.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of offerings under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
Attn: Secretary
(858) 222-8041

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the common stock being registered. All of the amounts shown are estimated, except the Securities and Exchange Commission, or the SEC, registration fee:

Amount to be paid
SEC registration fee	$642.92
Printing expenses	—
Legal fees and expenses	25,000.00
Accounting fees and expenses	5,000.00
Other	$357.08
Total	$31,000.00

 Item 15.    Indemnification of Directors and Officers.
Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation, as amended, and our Fourth Amended and Restated Bylaws, as amended, against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.
Pursuant to our Amended and Restated Articles of Incorporation, as amended, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. Further, our Amended and Restated Articles of Incorporation, as amended, provide that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. However, Nevada Revised Statutes Section 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.
Pursuant to our Amended and Restated Articles of Incorporation, as amended, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.
Our Amended and Restated Articles of Incorporation, as amended, also provide that we shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by us of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.
Our Fourth Amended and Restated Bylaws, as amended, provide that we shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise. Such indemnification shall be against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any such action, suit or proceeding; provided that such director or officer either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any such action, suit or proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in his or her capacity as a stockholder. Our Fourth Amended and Restated Bylaws, as amended, also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under our Fourth Amended and Restated Bylaws, as amended, shall inure to the benefit of their respective heirs, executors and administrators.
Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits.
(a) Exhibits.
See the Exhibit Index immediately preceding the signature page hereto, which is incorporated into this Item 16(a) by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBITS NO.	DESCRIPTION

2.1†
Stock Purchase Agreement, dated December 15, 2011, by and among Apricus Biosciences Inc., TopoTarget A/S, and TopoTarget USA, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2012).

2.2
Stock Contribution Agreement, dated June 19, 2012, by and among Apricus Biosciences, Inc., Finesco SAS, Scomedica SA and the shareholders of Finesco named therein (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report Form 8-K filed with the Securities and Exchange Commission on July 13, 2012).

2.3†
Asset Purchase Agreement by and between Apricus Pharmaceuticals USA, Inc. and Biocodex, Inc., dated March 26, 2013 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2013).

2.4
Amendment to Stock Purchase Agreement, dated June 13, 2014, by and between Apricus Biosciences, Inc. and Samm Solutions, Inc. (doing business as BTS Research and formerly doing business as BioTox Sciences) (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 10-Q filed with Securities and Exchange Commission on August 11, 2014).

3.1
Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2
Certificate of Amendment to Articles of Incorporation of Apricus Biosciences, Inc., dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3
Certificate of Amendment to Articles of Incorporation of Apricus Biosciences, Inc., dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

3.4
Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5
Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.6
Certificate of Designation for Series D Junior-Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-A12GK filed with the Securities and Exchange Commission on March 24, 2011).

3.7
Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2010).

3.8
Certificate of Amendment to Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc., dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.9
Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 25, 2016).

3.10
Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.10 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017).

3.11
Fourth Amended and Restated Bylaws, dated December 18, 2012 (incorporated herein by reference to Exhibit 3.9 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 18, 2013).

3.12
Certificate of Withdrawal of Series D Junior Participating Cumulative Preferred Stock, dated May 15, 2013 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013).

3.13
Amendment to the Fourth Amended and Restated Bylaws of Apricus Biosciences, Inc., dated January 11, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

3.14
Second Amendment to the Fourth Amended and Restated Bylaws of Apricus Biosciences, Inc., dated March 3, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2016).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

4.2	Form of Warrant (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on From 8-K filed with the Securities and Exchange Commission on May 24, 2013).

4.3
Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of October 17, 2014, by and among Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time including Oxford Finance LLC and Silicon Valley Bank. (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

4.4	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015).

4.5
Form of Warrant issued to Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.6
Form of Warrant issued to other purchasers (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.7	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.8	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

4.9	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2017).

4.10
Form of Warrant (incorporated herein by reference to Exhibit 4.9 of Amendment No. 1 to Company’s Registration Statement on Form S-1 (File No. 333-217036) filed with the Securities and Exchange Commission on April 17, 2017).

4.11	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

4.12	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

*    Previously filed.
†    Confidential treatment has been requested for portions of this exhibit. Those portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, California, on October 11, 2017.

APRICUS BIOSCIENCES, INC.

By:	/s/ Richard W. Pascoe
Richard W. Pascoe
Chief Executive Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD W. PASCOE	Chief Executive Officer, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 11, 2017
Richard W. Pascoe

*	Chairman of the Board of Directors	October 11, 2017
Kleanthis G. Xanthopoulos, Ph.D.

*	Director	October 11, 2017
Russell Ray

*	Director	October 11, 2017
Paul V. Maier

*	Director	October 11, 2017
Wendell Wierenga, Ph.D.

*	Director	October 11, 2017
Sandford D. Smith

*Pursuant to power of attorney
By: /s/ RICHARD W. PASCOE
Richard W. Pascoe